ARTICLES OF AMENDMENT TO
                          BIG DADDY'S AUTO SALES, INC.

         THE UNDERSIGNED, being the sole director and president of Big - Daddy's Auto Sales, Inc., does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                      NAME

         1. The name of this corporation shall be Sweets and Eats, Inc.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on April 19, 2000 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on April 19, 2000.

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By: /s/ James H. Bailey
-----------------------
        James H. Bailey, President and Sole Director



                                        The     foregoing     instrument     was
                                        acknowledged before me on April 19, 2000 by James H. Bailey who is personally known to me.



                                       By: /s/ Micheal J O'Derrick
                                       ---------------------------
                                               Micheal J O'Derrick
                                               Notary Public
                                               My Commission Expires: 11/11/2003


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